UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a -12

Minerals Technologies Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Minerals Technologies Inc.
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-0002

April 3, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Wednesday, May 23, 2007, at 2:00 p.m., at the Grand Hyatt New York, 109 East 42nd Street, Conference Level (3nd Floor), New York, New York 10017.

At this year’s meeting, you will be asked to consider and to vote upon the election of two directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

You will also be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year. The Board continues to be satisfied with the services KPMG LLP has rendered to Minerals Technologies Inc. and unanimously recommends that you vote FOR this proposal.

The two items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

Your vote is important. Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and you should vote your shares. Therefore, I urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. All stockholders of record, and many street-name holders, may also vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management’s recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you have previously submitted a proxy.

Sincerely,

Joseph C. Muscari
Chairman and Chief Executive Officer

This Proxy Statement is printed on paper containing precipitated calcium carbonate (“PCC”)
produced by Minerals Technologies Inc.

MINERALS TECHNOLOGIES INC.
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0002

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

May 23, 2007

The Annual Meeting of Stockholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Wednesday, May 23, 2007, at 2:00 p.m., at the Grand Hyatt New York, 109 East 42nd Street, Conference Level (3rd Floor), New York, New York 10017, to consider and take action on the following items:

(1) the election of two directors;

(2) a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Minerals Technologies Inc. for the 2007 fiscal year; and

(3) any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

Stockholders of record as of the close of business on March 26, 2007, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Kirk G. Forrest
Vice President, General Counsel and Secretary

New York, New York
April 3, 2007

IMPORTANT

Whether or not you plan to attend in person, please vote by completing and mailing the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed postage prepaid envelope. Alternatively, all stockholders of record, and many street-name holders, can vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management’s recommendations. By promptly submitting a proxy, you will aid us in reducing the expense of additional proxy solicitation.

MINERALS TECHNOLOGIES INC.
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0002
April 3, 2007

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) contains information related to the annual meeting of stockholders (the “Annual Meeting”) of Minerals Technologies Inc. (the “Company”) to be held at 2:00 p.m. on Wednesday, May 23, 2007, at the Grand Hyatt New York, 109 East 42nd Street, Conference Level (3rd Floor), New York, New York 10017. Minerals Technologies Inc. is sending this Proxy Statement and form of proxy to its stockholders on or about April 3, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Why am I being sent these materials?

➢

Minerals Technologies Inc. is sending this Proxy Statement and form of proxy card to its stockholders to ask them to appoint proxies who will represent them at the Annual Meeting of Stockholders. If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled.

Who is asking for my proxy?

➢	The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.

What is the agenda for the Annual Meeting?

➢

At the Annual Meeting, stockholders will vote on two questions: the election of Mr. Joseph C. Muscari and Mr. William C. Stivers as members of the Board of Directors, and ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm. Also, our management will make a brief presentation about the business of Minerals Technologies Inc., and representatives of KPMG will make themselves available to respond to any questions from the floor.

The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting, and if such matters arise, the individuals named in the proxy will vote according to their best judgment.

How does the Board of Directors recommend I vote?

➢

The Board unanimously recommends that you vote for each of the nominees for director, Joseph C. Muscari and William C. Stivers, and for ratification of the appointment of KPMG to continue as our auditors.

Who can attend the Annual Meeting?

➢	Any stockholder of Minerals Technologies Inc., employees, and other invitees may attend the Annual Meeting.

Who can vote at the Annual Meeting?

➢	Anyone who owned shares of our common stock at the close of business on March 26, 2007, the “Record Date,” may vote those shares at the Annual Meeting. Each share is entitled to one vote.

What constitutes a quorum for the meeting?

➢

According to the by-laws of Minerals Technologies Inc., a quorum for all meetings of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 19,079,181 shares of common stock issued and outstanding, so at least 9,539,591 shares must be represented at the meeting for business to be conducted.

Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.

Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.

If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.

How many votes are required for each question to pass?

➢

The by-laws state that directors are to be elected by a plurality vote of the shares of stock present and entitled to vote, in person or by proxy. All other questions are determined by a majority of the votes cast on the question, except as otherwise provided by law or by the Certificate of Incorporation of Minerals Technologies Inc.

What is the effect of abstentions and broker non-votes?

➢

Abstentions and broker non-votes as to the election of directors will not affect the outcome of the election of directors. All other questions require a majority of votes cast in order to pass. All votes cast in favor of a given proposal, and all votes cast against it, are added together for a total sum of votes on that proposal. Abstentions and broker non-votes as to the proposal will not affect the outcome, because they will not be included in calculating the number of votes necessary for approval and will not count as votes cast for or against the question.

Who will count the votes?

➢	A representative of our transfer agent, Computershare Trust Company, N.A., will serve as inspector of election.

Who are Minerals Technologies Inc.’s largest stockholders?

➢

As of January 31, 2007, American Century Companies, Inc. owned 10.9%; Primecap Management Company owned 10.6%; M&G Investment Management, Ltd. owned 9.7%; Vanguard Horizon Funds—Vanguard Capital Opportunity Fund owned 8.2%; Dimensional Fund Advisors LP owned 6.9%; Wellington Management Company, LLP owned 6.8%; FMR Corp. owned 6.1%; State Street Bank and Trust Company owned 5.3%; Vanguard Specialized Funds—Vanguard Precious Metals & Mining Fund owned 5.1% and M&G Investment Funds owned 5.1% of our common stock. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of our common stock.

How can I cast my vote?

➢

You can vote by completing and mailing the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed postage prepaid envelope.

All stockholders of record, and many street-name holders, can also vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card.

You can attend the Annual Meeting and vote your shares in person; if you do, you should bring the enclosed proxy card with you as proof of the number of shares you owned on the Record Date.

What if I submit a proxy but don’t mark it to show my preferences?

➢	If you return a properly signed proxy without marking it, it will be voted in accordance with management’s recommendations on all proposals.

What if I submit a proxy and then change my mind?

➢

If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures.

Who is paying for this solicitation of proxies?

➢

Minerals Technologies Inc. pays the cost of this solicitation. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow & Co., Inc. to assist in this solicitation of proxies, and we have agreed to pay that firm $4,000 for its assistance, plus expenses.

Where can I learn the outcome of the vote?

➢	The Corporate Secretary will announce the preliminary voting results at the Annual Meeting, and we will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2007.

CORPORATE GOVERNANCE

The Board of Directors has established Corporate Governance Guidelines pursuant to which all members of the Board of Directors are expected to attend the Annual Meeting of Stockholders. The Board currently consists of eight directors. At the time of last year’s annual meeting of stockholders, the Board consisted of eleven directors, all of whom attended the meeting.

The Board has established a code of ethics for the Company’s chief executive officer, chief financial officer, and chief accounting officer, entitled Code of Ethics for Senior Financial Officers. The Board has also established a code of business conduct and ethics for directors, officers and employees of the Company entitled Summary of Policies on Business Conduct. The Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Summary of Policies on Business Conduct are posted on our website, www.mineralstech.com, under the links entitled “Corporate Responsibility,” then “Corporate Governance,” and then “Policies and Charters” and are available in print to any stockholder who requests them by writing to Secretary, Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, New York 10174-0002.

The Board of Directors met eight times in 2006. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served in 2006. At each regular meeting of the Board of Directors, the independent (non-management) directors meet in executive session outside the presence of the non-independent (management) directors or any other member of management. These executive sessions, attended only by non-management directors, are presided over by the chair of the committee that has primary responsibility for the principal matter to be discussed. If no specific topic is proposed for the executive session, then the position of presiding director rotates among the chairs of the Audit, Compensation, and Corporate Governance and Nominating committees.

The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange: A director will not be independent if, within the preceding three years:

➢	the director was employed by the Company, or an immediate family member of the director was employed by the Company, as an executive officer;

➢

the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pensions or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on continued service);

➢

the director was employed by or affiliated with the Company’s independent registered public accounting firm or an immediate family member of the director was employed by or affiliated with the Company’s independent registered public accounting firm in a professional capacity;

➢	the director or an immediate family member was employed as an executive officer of another company where any of this Company’s present executives served on that company’s compensation committee; and

➢

the director was an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to, or received payments from, the Company for goods or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

In the case of each director who qualifies as independent, the Board is aware of no relationships between the director and the Company and its senior management, other than the director’s membership on the Board of the Company and on committees of the Board. As a result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that none of the non-employee members of the Board violates the categorical standards or otherwise has a relationship with the Company and, therefore, each is independent. Specifically, the Board has affirmatively determined that Ms. Paula H. J. Cholmondeley, Mr. Duane R. Dunham, Mr. Steven J. Golub, Dr. Kristina M. Johnson, Mr. Michael F. Pasquale, Dr. John T. Reid, and Mr. William C. Stivers, comprising all of the non-employee directors, are independent.

Stockholder Proposals

The following are Minerals Technologies Inc.’s procedures for considering stockholder nominations for election to the Board of Directors, as well as other items of business. While the Board has not established any minimum set of qualifications for membership on the Board, it is expected that candidates will have substantial business experience, some familiarity with the industries that Minerals Technologies Inc. serves, and an understanding and appreciation of the responsibilities of a company whose shares are listed on a national securities exchange.

The Corporate Governance and Nominating Committee will consider nominations of candidates for director, and the Board of Directors will consider other items of business, that are proposed by stockholders. The Company’s by-laws describe the procedures that a stockholder must follow to nominate a candidate for director or to introduce an item of business at a meeting of stockholders. These procedures provide that nominations for directors and items of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of Minerals Technologies Inc. at The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-0002. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting. Therefore, for purposes of the 2008 annual meeting, any nomination or proposal must be received between February 22 and March 14, 2008. With respect to any other meeting of stockholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting. Under the rules of the Securities and Exchange Commission (“SEC”), if a stockholder proposal intended to be presented at the 2008 annual meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at the address above no later than 120 days before the anniversary of the mailing date of the Company’s proxy statement in connection with the 2007 annual meeting. Therefore, for purposes of the 2008 annual meeting, any such proposal must be received no later than December 5, 2007.

The nomination or item of business must contain:

➢	The name and address of the stockholder giving notice, as they appear in our books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

➢

The class and number of shares of stock owned of record or beneficially by the stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

➢	A representation that the stockholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and

➢

A representation whether the stockholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from stockholders in support of the nomination or proposal.

Any notice regarding the introduction of an item of business at a meeting of stockholders must also include:

➢	A brief description of the business desired to be brought before the meeting;

➢	The reason for conducting the business at the meeting;

➢	Any material interest in the item of business of the stockholder giving notice (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); and

➢	If the business includes a proposal to amend the by-laws, the language of the proposed amendment. Any nomination of a candidate for director must also include:

➢	A signed consent of the nominee to serve as a director, if elected;

➢	The name, age, business address, residential address and principal occupation or employment of the nominee;

➢	The number of shares of Minerals Technologies Inc. common stock beneficially owned by the nominee; and

➢	Any additional information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of that nominee as a director.

Stockholders and any other interested parties may communicate by e-mail with the independent members of the Board at the following address: independent.directors@mineralstech.com. The independent members of the Board have direct access to all messages sent to this address; the messages are monitored by the office of the General Counsel of Minerals Technologies Inc. No message sent to this address will be deleted without the approval of the chair of the committee of the Board with primary responsibility for the principal subject matter of the message.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established, and approved formal written charters for, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The full texts of the charters of these three committees are available on our website, www.mineralstech.com, by clicking on “Corporate Responsibility,” then “Corporate Governance,” and then “Policies and Charters.” The charters are also available in print to any stockholder who requests them by writing to Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York NY 10174-0002, Attn: Corporate Secretary.

The Audit Committee

The Audit Committee consists of Mr. Stivers (Chair), Ms. Cholmondeley, Dr. Johnson, Mr. Pasquale and Dr. Reid, none of whom is an employee of Minerals Technologies Inc. The Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the SEC. The Board has also determined that each of Mr. Stivers, Chair of the Audit Committee, and Mr. Pasquale, is an “audit committee financial expert” for purposes of Section 407 of the Sarbanes- Oxley Act of 2002, and has “financial expertise” for purposes of the rules of the New York Stock Exchange.

Ms. Cholmondeley serves as a member of the audit committees of more than three public companies. The Board has determined that such simultaneous service does not impair Ms. Cholmondeley’s ability to serve effectively on the Audit Committee.

The Audit Committee met six times in 2006.

The primary duties of the Audit Committee are:

➢

To assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm;

➢

To appoint, compensate, and oversee the work of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditors concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee; and

➢	To prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of Minerals Technologies Inc. The Chair of the Audit Committee may be reached at the following e-mail address: audit.chair@mineralstech.com.

The Compensation Committee

The Compensation Committee currently consists of Mr. Pasquale (Chair), Mr. Dunham, Mr. Golub and Mr. Stivers, none of whom is an employee of Minerals Technologies Inc. The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee met six times in 2006.

The primary duties of the Compensation Committee are:

➢	To participate in the development of our compensation and benefits policies;

➢	To establish, and from time to time vary, the salaries and other compensation of the Company’s employee-directors and other elected officers; and

➢	To participate in top-level management succession planning.

The Chair of the Compensation Committee may be reached at the following e-mail address: compensation.chair@mineralstech.com.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider (employee) participation during 2006.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Dr. Reid (Chair), Ms. Cholmondeley, Mr. Dunham, and Dr. Johnson, none of whom is an employee of Minerals Technologies Inc. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is independent in accordance with the rules of the New York Stock Exchange. The Corporate Governance and Nominating Committee met six times in 2006.

The primary duties of the Corporate Governance and Nominating Committee are:

➢

The identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of stockholders or whenever a vacancy shall occur on the Board;

➢	The establishment and operation of committees of the Board; and

➢	The development and recommendation to the Board of corporate governance principles applicable to the Company.

The Corporate Governance and Nominating Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Committee determines that it is in the best interests of the Company to add new Board members, it will consider nominations from several sources, including nominations from sitting members of the Board, search firms and stockholders, made in accordance with the by-laws of the Company. All nominees will be evaluated in accordance with the specific needs of the Board and the Company, as determined from time to time by the Board. The Committee will use its best judgment in recommending to the Board nominees for election, without regard to the source of the nominations.

The Chair of the Corporate Governance and Nominating Committee may be reached at the following e-mail address: governance.chair@mineralstech.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Muscari, a director of Minerals Technologies Inc. since 2005 and Chairman and Chief Executive Officer since March 1, 2007, served as the Executive Vice President and Chief Financial Officer of Alcoa Inc. prior to joining the Company. Since January 1, 2006, Alcoa Inc. made a series of purchases of refractory products from Minerals Technologies Inc. totaling $400,169. In addition, since January 1, 2006, Alcoa Inc. made a series of sales of metallurgical raw materials to Minerals Technologies Inc. totaling $820,245.

Mr. Stivers, a director of Minerals Technologies Inc. since 2003, also serves on the board of directors of Domtar Corporation since March 2007. Domtar Corporation is a newly created company resulting from the combination of Weyerhaeuser Company’s fine paper business and related assets with Domtar Inc., a transaction which closed in March 2007. Since January 1, 2006, the Company made a series of sales of precipitated calcium carbonate to Domtar Inc. totaling approximately $38,487,000; and to Weyerhaeuser Corporation totaling approximately $30,751,000.

Policies and Procedures for Approval of Related Party Transactions

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our stockholders. Therefore, our Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which the Company participates and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally or (2) transactions involving less than $120,000 when aggregated with all similar transactions during the course of the fiscal year.

Under the policy, a related party transaction may be entered into only (i) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, or (ii) if the transaction has been approved by the disinterested members of the Board of Directors. Related party transactions may be approved or ratified only if the Corporate Governance and Nominating Committee or the disinterested members of the Board determine that, under all of the circumstances, the transaction is in the best interests of the Company.

The current policy was formalized and adopted in March 2007. All related party transactions since January 1, 2006, which were required to be reported in this Proxy Statement, were approved or ratified by either the Corporate Governance and Nominating Committee or the disinterested members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AS OF JANUARY 31, 2007

Title of Class	Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(b)		Percent of Class	Number of Units Owned(c)
Common	American Century Companies, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	2,077,551	(d)	10.9%	—
	Primecap Management Company 225 South Lake Avenue, #400 Pasadena, CA 91101	2,014,200	(e)	10.6%	—
	M&G Investment Management, Ltd. Governor’s House Laurence Pountney Hill London, UK EC4R 0HH	1,851,000	(f)	9.7%	—
	Vanguard Horizon Funds— Vanguard Capital Opportunity Fund 100 Vanguard Blvd. Malvern, PA 19355	1,560,000	(g)	8.2%	—
	Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,321,469	(h)	6.9%	—
	Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,295,700	(i)	6.8%	—
	FMR Corp. 82 Devonshire Street Boston, MA 02109	1,169,300	(j)	6.1%	—
	State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	1,011,703	(k)	5.3%	—
	Vanguard Specialized Funds—	977,000	(l)	5.1%	—
	Vanguard Precious Metals & Mining Fund 100 Vanguard Blvd. Malvern, PA 19355
	M & G Investment Funds Governor’s House Laurence Pountney Hill London, UK EC4R 0HH	967,670	(m)	5.1%	—
	P. R. Saueracker	215,455	(n)	1.1%	20,384
	J. A. Sorel	67,252	(o)	*	6,906
	K. L. Massimine	49,085	(p)	*	2,819
	A. F. Bouruet-Aubertot	37,673	(q)	*	829
	K. G. Forrest	4,447	(r)	*	129
	P. H. J. Cholmondeley	600		*	2,017
	D. R. Dunham	400		*	3,495
	S. J. Golub	3,396	(s)	*	14,224
	K. M. Johnson	359	(t)	*	5,288
	J. C. Muscari	300	(u)	*	1,832
	M. F. Pasquale	2,119	(v)	*	7,316
	J. T. Reid	1,250		*	7,376
	W.C. Stivers	2,000		*	3,222

(a)	The address of each director and officer is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-0002.

(b)	Sole voting and investment power, except as otherwise indicated.

(c)

“Units,” which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Saueracker, Sorel, Massimine, Bouruet-Aubertot and Forrest under the Nonfunded Deferred Compensation and Supplemental Savings Plan; and to Ms. Cholmondeley, Messrs. Dunham, Golub, Muscari, Pasquale, Stivers, Dr. Johnson, and Dr. Reid under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. (See “Director Compensation” below).

(d)

Based on a statement on Schedule 13G dated February 13, 2007 filed with the SEC on behalf of American Century Companies, Inc. a holding company, American Century Investment Management, Inc. (“ACIM”), an investment adviser, and American Century Capital Portfolios, Inc., an investment company. These securities are owned by various persons, including investment companies and separate institutional investor accounts that ACIM serves as an investment adviser.

(e)	Based on a statement on Schedule 13G dated February 13, 2007 filed with the SEC on behalf of Primecap Management Company, a registered investment adviser.

(f)

Based on a statement on Schedule 13G dated January 29, 2007 filed with the SEC on behalf of M&G Investment Management, Ltd. (“MAGIM”), an investment adviser. According to MAGIM’s Schedule 13G, some of the 1,851,000 shares are owned legally by Vanguard Precious Metals & Mining Fund, MAGIM’s investment advisory client. Vanguard Precious Metals & Mining Fund filed a separate Schedule 13G dated February 14, 2007 covering 977,000 shares of our common stock as reflected in the table above and in footnote (l) below. In addition, M&G Investment Funds (“M&G”), MAGIM’s investment advisory client, filed a separate Schedule 13G, dated February 5, 2007 covering 967,670 shares as reflected in the table above and in footnote (m) below. According to M&G’s Schedule 13G, all of the 967,670 shares are legally owned by M&G and none are owned directly by MAGIM.

(g)	Based on a statement on Schedule 13G dated February 14, 2007 filed with the SEC on behalf of Vanguard Horizon Funds—Vanguard Capital Opportunity Fund, a registered investment adviser.

(h)

Based on a statement on Schedule 13G dated February 9, 2007 filed with the SEC on behalf of Dimensional Fund Advisors LP (“Dimensional”), formerly Dimensional Fund Advisors Inc., an investment adviser. These securities are owned by four investment companies and certain other commingled group trusts and separate accounts. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional may be deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(i)	Based on a statement on Schedule 13G dated February 14, 2007 filed with the SEC on behalf of Wellington Management Company, LLP, an investment adviser.

(j)

Based on a statement on Schedule 13G dated February 14, 2007 filed with the SEC on behalf of FMR Corp., a parent holding company, and Edward C. Johnson 3d. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of these securities as a result of acting as an investment advisor to various investment companies. Edward C. Johnson 3d. and FMR Corp. through its control of Fidelity and the funds each has sole power to dispose of the 1,169,300 shares owned by the funds. Members of the family of Edward C. Johnson, through their ownership of voting common stock representing 49% of the voting power of FMR Corp., may be deemed to form a controlling group with respect to FMR Corp. under the Investment Company Act of 1940. Neither FMR Corp., nor Mr. Johnson, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds.

(k)

Based on a statement on Schedule 13G dated February 12, 2007 filed with the SEC on behalf of State Street Bank and Trust Company (“State Street Bank”), a bank. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, State Street Bank may be deemed to be a beneficial owner of such securities; however, State Street Bank expressly disclaims that it is, in fact, the beneficial owner of such securities.

(l)

Based on a statement on Schedule 13G dated February 14, 2007 filed with the SEC on behalf of Vanguard Specialized Funds—Vanguard Precious Metals & Mining Fund, a registered investment company. As stated in footnote (f) above, MAGIM, Vanguard Precious Metals & Mining Fund’s investment adviser, filed a separate Schedule 13G according to which some of the shares covered by MAGIM’s Schedule 13G reflected in the table above and footnote (f) above, are owned by Vanguard Precious Metals & Mining Fund.

(m)

Based on a statement on Schedule 13G dated February 5, 2007 filed with the SEC on behalf of M&G Investment Funds, an open-ended investment company with variable capital, incorporated in England and Wales and authorized by the Financial Services Authority.

(n)	183,795 of these shares are subject to options which are exercisable currently or within 60 days.

(o)

3,700 of these shares are held by Mr. Sorel and his wife as joint tenants, and Mr. Sorel has shared investment and voting power with respect to these shares. 60,761 of these shares are subject to options which are exercisable currently or within 60 days.

(p)	43,695 of these shares are subject to options which are exercisable currently or within 60 days.

(q)	35,034 of these shares are subject to options which are exercisable currently or within 60 days.

(r)	4,134 of these shares are subject to options which are exercisable currently or within 60 days.

(s)	296 of these shares are subject to options which are exercisable currently or within 60 days.

(t)	159 of these shares are subject to options which are exercisable currently or within 60 days.

(u)	All 300 shares are held by Mr. Muscari and his wife as joint tenants, and Mr. Muscari has shared investment and voting power with respect to these shares.

(v)	319 of these shares are subject to options which are exercisable currently or within 60 days.

*	Less than 1%.

As a group, our directors and officers (19 individuals) own 481,587 shares of common stock (including 405,430 shares subject to options which are exercisable currently or within 60 days), representing approximately 2.5% of our common stock, and 81,460 units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that all reports required to be filed by our directors, officers and greater than 10% stockholders were timely filed, except for the following three reports on Form 4: one Form 4 covering one transaction was filed one day late by Mr. Rick B. Honey, Vice President, Investor Relations/Corporate Communications; one Form 4 covering two transactions was filed one day late by Dr. John T. Reid, director; and one Form 4 covering three transactions was filed one day late by Dr. Jean-Paul Vallès, director of the Company through October 31, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the accompanying tables and text disclosing the compensation awarded to, earned by or paid to the named executive officers.

Compensation of our named executive officers is determined under Mineral Technologies Inc.’s compensation program for senior executives. This program is governed by the Compensation Committee of the Board of Directors. Currently, the Compensation Committee determines the compensation of all 10 of the executive officers of the Company. This discussion and analysis focuses on our named executive officers, who are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the Summary Compensation Table and other compensation tables in this proxy statement.

Objectives of Our Compensation Program for Named Executive Officers

The Compensation Committee believes that the compensation program for executive officers should reward the achievement of the short-term and long-term objectives of the Company, and that compensation should be related to the value created for its stockholders. Furthermore, the program should reflect competitive opportunities and best practices in the marketplace

The following objectives serve as guiding principles for the Compensation Committee:

•	Provide a market-based, competitive total compensation opportunity that allows the Company to attract, retain, motivate and reward highly skilled executives;

•	Establish a strong pay-for-performance culture based on the achievement of key business objectives and reinforced by incentive-based pay;

•	Provide total remuneration opportunities for executives that will approximate the third quartile of the marketplace contingent upon on the attainment of high levels of performance; and;

•	Strengthen the linkage between executive and stockholder interests through the usage of equity awards and executive stock ownership.

Elements of Our Compensation Program for Named Executive Officers

We have structured the major portion of executive compensation as “total direct remuneration,” encompassing salary, annual incentive awards and long-term incentive awards. Additional elements supplement the total direct remuneration. The table below lists the compensatory elements of our program and briefly explains their purpose.

Element of Compensation Program	Description	How This Element Promotes Company Objectives/ Positioning vs. Market
Annual Compensation*:
—Salary*	Fixed annual compensation that is certain as to payment; provides continuous income to meet ongoing living costs.	Intended to be competitive with marketplace, to aid in recruitment and retention. Targeted at the 60th percentile of the marketplace.
—Annual Incentive*	Offers opportunity to earn performance-based compensation for achieving pre-set annual goals. For 2006, the goals were based on Operating Income and personal performance.

Motivate and reward achievement of corporate objectives. Target annual incentives should provide the opportunity for total cash compensation that is at the 75th percentile of the marketplace for very high levels of performance.

Element of Compensation Program	Description	How This Element Promotes Company Objectives/ Positioning vs. Market
Long-term Compensation*:
—Stock Options	Stock options granted at fair market value on date of grant with ratable vesting over three years. At least 50% of the after-tax value of appreciation must be held in stock for at least five years.	More highly leveraged risk and reward alignment with stockholder value; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of stockholders.
—Deferred Restricted Stock Units (“DRSUs”)	Full value grant of stock units with ratable vesting over three years. At least 50% of the shares received upon vesting of DRSUs must be held by executives for five years.	Intended to increase long-term equity ownership and to focus executives on providing stockholders with superior investment returns.
—Performance Units	Units payout in cash based on three-year performance goals.	Units earned based on performance metrics that are believed to be key to achieving success in the Company’s strategies.
Other Compensation Elements:
—Retirement Income	Qualified and non-qualified defined benefit and qualified defined contribution plans intended to provide for replacement of annual compensation with pension or lump sum payments upon retirement.	Fair and competitive program designed to provide basic retirement benefits.
—Deferred Compensation	Nonfunded Deferred Compensation and Supplemental Savings Plan is a nonfunded deferred compensation plan that mirrors the Company’s qualified defined contribution plan.	Modest program that allows executives to have same level of benefits as other participants not subject to IRS limits.
—Severance Payments and Benefits, including after a Change in Control	Payments and benefits upon termination of an executive’s employment in specified circumstances.

Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourages management to consider transactions that could benefit stockholders.

Element of Compensation Program	Description	How This Element Promotes Company Objectives/ Positioning vs. Market
—Benefits	Health and welfare benefits.	Fair and competitive programs to provide family protection, facilitate recruitment and retention.
—Perquisites	Personal benefits limited to financial counseling and, in the case of the Chief Executive Officer only, a Company-provided leased car.	Highly desired benefits which can represent cost-effective elements of compensation.

*

Salary, annual incentive (bonus) and long-term compensation comprise “total direct remuneration,” which provides the opportunity for compensation that is at the 75th percentile of competitive market compensation and which may only be achieved with the attainment of very high levels of performance.

The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. In this process, the Compensation Committee reviews “tally sheets” and other reports and analyses of executive compensation including those prepared by the Compensation Committee’s independent advisor, Steven Hall & Partners.

Other policies and practices that help promote our compensation objectives include:

Employment Agreements. We have employment agreements with all of the named executive officers. These agreements formalize the terms of the employment relationship and the Company’s obligations to the executive during employment and in the event of termination. Additionally, these agreements clearly define the obligations of executives during and after employment with the Company. This includes compliance with restrictive terms that protect our business related to competitive activities, solicitation of our employees, customers and business partners, the disclosure of confidential information, and other actions that could be harmful to the Company post-employment. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and discourage frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. In some cases, including when an executive has been recruited to join us, executives have negotiated with us regarding the terms of their employment. The agreements embody the employment terms on which the Compensation Committee and the executives have reached agreement.

Equity Award Grant Practices. Most of our option grants have occurred as part of our regular annual grant of equity awards at a regularly scheduled meeting of the Compensation Committee, typically in February. The Company considers interim grants in cases of new hires, promotions and other special situations.

Changes to Executive Compensation Program for 2006

The following modifications were made to the Company’s 2006 executive compensation program:

•	Froze 2006 base salaries for executive officers at 2005 levels

•	Modified the performance/payout curve for the 2006 Annual Incentive Plan

•	Established a supplemental six-month annual incentive plan

These modifications are discussed in detail below.

Total Direct Remuneration

Comparator Group Companies. We intend that the levels of compensation available to executive officers who successfully enhance corporate value be competitive with the compensation offered by publicly held companies so that we can successfully attract and retain the high quality executive talent critical to the long-term success of Minerals Technologies Inc. Furthermore, we seek to encourage outstanding performance through the opportunity to earn top of market levels of pay for superior performance. To understand the competitive market for pay, we analyze the compensation programs at a comparator group of companies in setting compensation terms for our program.

The Company’s primary business competitors are foreign companies, privately-held firms or subsidiaries of publicly-traded companies. Accordingly, compensation data for most of our primary business competitors is either not comparable or not publicly available. Therefore, based on information and analysis provided by the Committee’s executive compensation consultants, Steven Hall & Partners, we identified the following 15 specialty chemical companies as our comparator group for reference in setting compensation for 2006:

Albemarle Corporation	H.B. Fuller Company	Octel Corporation
Arch Chemicals, Inc.	Georgia Gulf Corporation	Omnova Solutions Inc.
Cabot Corporation	Great Lakes Chemical Corporation[1]	A. Schulman, Inc.
Cytec Industries Inc.	MacDermid, Incorporated	Spartech Corporation
Ferro Corporation	NL Industries, Inc.	Wellman, Inc.

We do not rely exclusively on comparator group data in setting the terms of our compensation program. Consideration also is given to major compensation surveys of companies in the chemical industry, as well as companies in general industry. Survey information helps to confirm the validity and provide broader context to the comparator group data, as well as provide data for positions where comparator data is not available from public filings with the SEC.

Total Direct Remuneration. Total direct remuneration, the sum of salary, annual incentive awards and long-term incentive awards, provides the major portion of each named executive’s remuneration through performance-based incentives. We place at risk a majority of total direct remuneration, requiring achievement of performance goals as a condition to earning annual incentives and Performance Units. In addition, stock price appreciation is required in order for executives to realize value from stock options. The at-risk portion of total direct remuneration provides for increasing pay for higher levels of corporate performance.

In setting each named executive officer’s total direct remuneration opportunity, the Compensation Committee takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees. As a result, we do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position.

As discussed above, our program has provided substantial portions of total direct remuneration in the form of DRSUs and stock options, to promote share ownership as a direct means of aligning the interests of executives with the interests of stockholders. Our share retention requirements have also encouraged long-term share holding. Cash compensation permits executives to meet living expenses and build wealth through diversified investments, and we therefore seek to provide balance in the mix of cash and non-cash compensation. The more senior the role, the greater the percentage of compensation provided in the form of long-term incentives.

Base Salary. Base salaries are determined in accordance with the responsibilities of each named executive officer, the officer’s tenure in position, performance and market data for the position, although no particular weight is assigned to any one factor. Each employee receives an annual performance rating. The performance rating of the Chairman, President and Chief Executive Officer is assigned by the Compensation Committee and approved by the Board. The performance ratings of

1 In July 2005, Great Lakes Chemical merged with Crompton Corporation to create Chemtura Corporation.

other officers, including the named executive officers, are assigned by the Company’s Chairman, President and Chief Executive Officer, subject to review by the Compensation Committee.

Based on the Company’s performance, general business outlook, and industry compensation trends, we set guidelines for average percentage compensation adjustments for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee’s performance rating and current compensation level compared to similar marketplace positions. In consideration of the Company’s performance in 2005, management recommended, and the Compensation Committee agreed, to freeze base salaries in 2006 at 2005 levels for all officers, including the named executive officers.

Annual Incentives. We maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of performance measures that we believe are key drivers of stockholder value creation. For the 2006 Annual Incentive Plan, we determined that Operating Income performance is one of the most important metrics as viewed by stockholders, and therefore deserves significant focus. For Corporate staff executive officers, 70% of bonus opportunity was based on the Company’s Operating Income, with 30% based on personal performance objectives. For our executive officers that are Business Unit Heads, 40% of bonus opportunity was based on the Company’s Operating Income, 30% on Business Unit Operating Income and 30% on personal performance objectives. Threshold performance of 80% of target is required in order for any bonus related to the Operating Income metric to be paid.

Personal performance objectives for executive officers during 2006, other than the Chief Executive Officer, were set by Mr. Saueracker, who served as the Company’s Chief Executive Officer until March 1, 2007. Personal performance objectives for the Chief Executive Officer were set by the Compensation Committee. The personal performance component provides rewards to executives in recognition of contributions in other key areas not captured in the financial metrics. A threshold Operating Income ratio (as a percentage of Revenues) was required for any payout under the personal objectives metric.

The target annual award opportunity for the named executive officers ranged from 60% of base salary up to 75% of base salary for the Chief Executive Officer. For the full-year 2006 bonus payments, if earned, range from 0% up to 150% of base salary for the Chief Executive Officer, and from 0% up to 120% of base salary for the other named executive officers. The performance/payout curve was modified for 2006 to lower the threshold to 80% (from 85% threshold in the 2005 Annual Incentive Plan) to reflect typical plan designs found in the marketplace and to recognize aggressive targets. The table below shows the performance/payout curve. Performance between the stated percentages is interpolated.

Performance as a % of Target	% of 2006 Target Payout
< 80%	0%
80% (threshold)	25%
85%	40%
90%	60%
95%	80%
100% (target)	100%
105%	125%
110%	150%
115%	175%
>120% (maximum)	200%

Results of the 2006 Annual Incentive Plan are discussed in the Pay-for-Performance Analysis section.

2006 Supplemental Incentive Plan. The Compensation Committee reviewed the goals set for incentive payouts for 2005 and extraordinary events that affected the Company’s business, which resulted in no 2005 annual incentive payouts to executives. Based on this review, the Compensation Committee determined that in order to recognize accomplishments of 2005 and to address retention concerns, the Compensation Committee adopted a supplemental incentive plan for the first six months of 2006. The Compensation Committee set a threshold Operating Income target for the first six months of 2006. If this threshold was achieved, a bonus pool of 40% of the 2006 full-year targeted bonus opportunity for executive officers would be available to be distributed among the officers based on individual performance criteria. Mr. Saueracker would recommend to the Committee for their review and approval the distribution of the pool dollars based on individual performance for executive officers, excluding the Chief Executive Officer. Mr. Saueracker’s supplemental bonus would be determined based on the assessment of the Compensation Committee. Results of the 2006 supplemental incentive plan are discussed in the Pay-for-Performance Analysis section.

Long-Term Incentives. The Committee generally determines the total long-term incentive award to an executive officer as a percentage of base salary. Then, the Committee establishes the split among the three long-term incentive vehicles (stock options, DRSUs and Performance Units). The Committee decided that the total long term incentive value would be split as follows: 20% in the form of stock options (using the Black-Scholes option valuation methodology), 40% in DRSUs and 40% in Performance Units. This split represented a desire to base awards on performance and the general marketplace trend of decreasing the emphasis on stock options. The applicable percentage of total long-term incentive awards ranged from 175% to 300% of base salary for the named executive officers. These levels were increased from the prior year in recognition of competitive marketplace opportunities relative to our comparator group.

Stock Options. Stock options with an exercise price of $54.23 were awarded to the named executive officers on February 22, 2006. The exercise price represents fair market value on the date of grant as defined in the 2001 Stock Award and Incentive Plan as the average of the high and the low stock price on the grant date. These options have a ten-year term and vest in equal installments on each of the first three anniversaries from the date of grant. Upon exercise, at least 50% of the after-tax value of appreciation must be held in Company stock for at least five years.

DRSUs. DRSUs vest in equal installments on each of the first three anniversaries from the date of grant. At least 50% of the shares received upon vesting of the DRSUs must be held by executives for five years.

Performance Units. Performance Units vest at the end of a three-year performance period (2006-2008). The value of each Performance Unit is dependent on the Company’s Earnings Per Share (“EPS”) Growth and Return on Capital Employed. The two performance metrics are weighted equally. If performance does not meet minimum threshold levels, the unit will be worth $0. At target performance, a unit is worth $100 and may be worth up to $300 at maximum performance levels. The performance unit value is paid out in cash at the end of the performance period. Performance between the stated percentages is interpolated.

Performance as a % of Target	Unit Value
<75%	$0
75% (threshold)	$50
90%	$75
100% (target)	$100
115%	$200
>125% (maximum)	$300

The following table shows the target total direct remuneration opportunity authorized by the Compensation Committee for the year ended December 31, 2006. The table includes the amount of annual incentive that could be earned by meeting target performance goals relating to Operating Income and personal objectives in 2006. The table also displays total long term incentive awards as a component of 2006 target total direct compensation.

Name	Salary	Target Annual Incentive		Total Target Long-Term Incentive Value	Target Total Direct Remuneration
		Supplemental	2006 Plan
Paul R. Saueracker Chairman, President and Chief Executive Officer	$675,000	$202,500	$506,250	$2,025,000	$3,408,750

Name	Salary	Target Annual Incentive		Total Target Long-Term Incentive Value	Target Total Direct Remuneration
		Supplemental	2006 Plan
John A. Sorel Senior Vice President, Finance, Chief Financial Officer	$317,000	$76,080	$190,200	$554,750	$1,138,030
Kenneth L. Massimine Senior Vice President, Managing Director, Paper PCC	$313,000	$75,120	$187,800	$782,500	$1,358,420
Alain F. Bouruet-Aubertot Senior Vice President, Managing Director, Minteq International	$306,000	$73,440	$183,600	$765,000	$1,328,040
Kirk G. Forrest Vice President, General Counsel and Secretary	$270,000	$64,800	$162,000	$472,500	$969,300

The following table presents the target compensation mix authorized by the Compensation Committee for the year ended December 31, 2006. The only fixed component of total direct remuneration at the Company is base salary. The short-term components are base salary and annual incentives (supplemental and 2006 Plan). The cash component includes base salary, annual incentives and Performance Units which pay out in cash. Accordingly, between 61% and 69% of the cash compensation of each named executive officer is at risk.

Name	Target Compensation Mix

	Fixed	At Risk	Short- Term	Long- Term	Cash	Equity
P.R. Saueracker	20%	80%	41%	59%	64%	36%
J.A. Sorel	28%	72%	51%	49%	71%	29%
K.L. Massimine	23%	77%	42%	58%	65%	35%
A.F. Bouruet-Aubertot	23%	77%	42%	58%	65%	35%
K.G. Forrest	28%	72%	51%	49%	71%	29%

Pay-for-Performance Analysis. Our compensation plan is intended to provide compensation that reflects the Company’s performance. Actual total direct remuneration paid in 2006 was less than target remuneration due to 2006 performance that was below targeted results.

In July 2006, the Compensation Committee reviewed the results of the 2006 Supplemental Incentive Plan. While the threshold target was met, the year-to-date results were below expectations and management recommended distributing 50% (20% of full-year target 2006 bonus opportunity) of the available bonus pool. The Compensation Committee agreed with management’s recommendation, resulting in payments as follows:

Name	2006 Supplemental Incentive Plan
	Target	Paid	Paid as % of Target
P.R. Saueracker	$202,500	$100,000	49%
J.A. Sorel	$76,080	$36,000	47%
K.L. Massimine	$75,120	$41,500	55%
A.F. Bouruet-Aubertot	$73,440	$38,000	52%
K.G. Forrest	$64,800	$35,000	54%

In January 2007, the Committee reviewed the results of the 2006 Annual Incentive Plan. Bonuses were determined based on the Company achieving 90.3% of its Corporate Operating Income targets and the Company’s Business Units achieving from 78.6% to 101.7% of their respective Operating Income targets. Although the threshold Operating Income ratio related to the personal performance component was not achieved, the Compensation Committee in its discretion decided to payout a pro rata portion, adjusted for individual performance ratings. Individual performance ratings were submitted by the Chief Executive Officer for discussion and approval by the Compensation Committee. Payments to the named executive officers under the 2006 Annual Incentive Plan are as follows:

Name	2006 Annual Incentive Plan
	Target	Paid	Paid as % of Target
P.R. Saueracker	$506,250	$352,932	70%
J.A. Sorel	$190,200	$132,598	70%
K.L. Massimine	$187,800	$165,790	88%
A.F. Bouruet-Aubertot	$183,600	$152,778	83%
K.G. Forrest	$162,000	$120,026	74%

In February 2007, the Committee reviewed the results of Performance Units granted in 2004 related to the 2004-2006 performance period. There were no payouts to executives related to these Performance Units as the Company did not meet the threshold Operating Income target during this performance period.

The following table summarizes actual total direct remuneration to the named executive officers in 2006.

Name	Salary	Annual Incentive Paid		Long-Term Incentive Values*	Actual Total Direct Remuneration
		Supplemental	2006 Plan
P.R. Saueracker	$675,000	$100,000	$352,933	$1,244,883	$2,372,816
J.A. Sorel	$317,000	$36,000	$132,598	$340,007	$825,605
K.L. Massimine	$313,000	$41,500	$165,790	$480,757	$1,001,047
A.F. Bouruet-Aubertot	$306,000	$38,000	$152,778	$471,599	$968,377
K.G. Forrest	$270,000	$35,000	$120,026	$342,410	$767,436

*

Represents grant date fair value of DRSUs and stock options granted in February 2006, (except for Mr. Forrest, who in addition to the February 2006 grant also had 900 DRSUs granted in January 2006) and zero value for performance units as no payout was made for the 2004-2006 performance period.

In determining actual total remuneration for each of the named executive officers, the Compensation Committee relied upon results achieved as measured by the payout curve of the 2006 Incentive Plan, achievement of threshold performance required for payout under the 2006 Supplemental Incentive Plan, below threshold performance for Performance Units related to the 2004-2006 period, individual performance versus established 2006 goals and objectives as determined by performance appraisal ratings, and marketplace levels of compensation paid by our comparator group and in general industry. Specific factors for each of our named executive officers are discussed below.

Mr. Saueracker: The Company’s 2006 financial performance was below target as measured by Operating Income and Operating Income as a percentage of sales, thereby resulting in payouts under the 2006 Supplemental Incentive Plan and the 2006 Incentive Plan that were below target levels. The Compensation Committee reviewed Mr. Saueracker’s 2006 goals and objectives and assessed his performance versus the objectives in areas such as financial performance, strategic and growth initiatives, vision, organization development, and external and investor relations.

Mr. Sorel: The Company’s 2006 financial performance was below target as measured by Operating Income and Operating Income as a percentage of sales, thereby resulting in payouts under the 2006 Supplemental Incentive Plan and the 2006 Annual Incentive Plan that were below target levels. Mr. Saueracker and the Compensation Committee reviewed Mr. Sorel’s 2006 goals and objectives and assessed his performance versus the objectives in areas such as enterprise resource planning (ERP) implementation and global Shared Services capabilities and expansion.

Mr. Massimine: Business Unit performance was above target levels resulting in payment to Mr. Massimine for the 30% of his 2006 Annual Incentive bonus that is determined by Business Unit performance to be at 101.7% of target. Mr. Massimine’s total bonus payments under the 2006 Supplemental Incentive Plan and the 2006 Annual Incentive Plan were below target due to Corporate Operating Income results. Mr. Saueracker and the Compensation Committee reviewed Mr. Massimine’s

2006 goals and objectives and assessed his performance versus the objectives in areas such as Asian and European Region performance and new technology introduction.

Mr. Bouruet-Aubertot: Business Unit performance was slightly below target levels resulting in payment to Mr. Bouruet-Aubertot for the 30% of his 2006 Annual Incentive bonus that is determined by Business Unit performance to be at 96.6% of target. Mr. Bouruet-Aubertot’s total bonus payments under the 2006 Supplemental Incentive Plan and the 2006 Annual Incentive Plan were below target due to Corporate Operating Income results. Mr. Saueracker and the Compensation Committee reviewed Mr. Bouruet-Aubertot’s 2006 goals and objectives and assessed his performance versus the objectives in areas such as China business development and raw material sourcing strategies.

Mr. Forrest: The Company’s 2006 financial performance was below target as measured by Operating Income and Operating Income as a percentage of sales, thereby resulting in payouts under the 2006 Supplemental Incentive Plan and the 2006 Annual Incentive Plan that were below target levels. Mr. Saueracker and the Compensation Committee reviewed Mr. Forrest’s 2006 goals and objectives and assessed his performance versus the objectives in areas such as Intellectual Property Management and Legal expense management.

Compensation Arrangement of New Chief Executive Officer

Joseph C. Muscari, a member of the Board of Directors since 2005, has succeeded Mr. Saueracker effective March 1, 2007 as the Company’s Chairman, President and Chief Executive Officer. On November 27, 2006, Mr. Muscari and the Company entered into a five-year employment agreement commencing on March 1, 2007. According to the terms of his employment agreement, Mr. Muscari’s 2007 base salary will be $850,000. Mr. Muscari’s 2007 target performance-based bonus will be $750,000. The performance targets for 2007 will be mutually agreed by Mr. Muscari and the Board of Directors after March 1, 2007.

Subject to adjustment by the Board of Directors or the Compensation Committee, it is contemplated that Mr. Muscari will be awarded, on an annual basis starting in 2007, (1) 20,000 DRSUs of the Company’s common stock; (2) options to purchase 35,000 shares of the Company’s common stock at a price determined on the date of the grant. For 2007, Mr. Muscari will not receive a Performance Unit grant; however, in 2008 only, there will be two awards of 12,000 Performance Units each. One award of 12,000 Performance Units will be earned based on a two-year performance period, while the second award of 12,000 units will be earned based on a three-year performance period.

Annual target total direct remuneration for Mr. Muscari was positioned at the 75th percentile of the market. The Compensation Committee determined that such marketplace positioning was appropriate given Mr. Muscari’s experience, accomplishments and pay level at his previous employer.

All of the foregoing awards are governed by and subject to the terms and conditions of the Company’s 2001 Stock Award and Incentive Plan, as approved by the Company’s stockholders at the 2001 Annual Meeting of Stockholders.

In addition, as of March 1, 2007, Mr. Muscari was awarded a new hire grant consisting of 20,000 DRSUs and options to purchase 35,000 shares at fair market value as of the date of the grant. These awards will cliff-vest at the third anniversary date of the grant. These awards were made as an incentive for Mr. Muscari to enter into the agreement and to replace certain items that he would have been entitled to had he remained at his former employer. A summary of Mr. Muscari’s target total direct remuneration and target value of new hire awards can be found in the chart below.

Salary	Target 2007 Annual Incentive	Total Target Long-Term Incentive Value	Target Total Direct Remuneration	Target Value of New Hire Awards
$850,000	$750,000	$2,833,000	$4,433,000	$1,633,000

According to his employment agreement, Mr. Muscari is also entitled to benefits that are not provided to other employees. These benefits include annual dues in a recreational club of Mr. Muscari’s choice, annual payments to Mr. Muscari reimbursing him for life insurance premiums he obtained prior to joining the Company, an annual physical exam, and upon retirement, retiree medical benefits. In addition, upon retirement in 2012, Mr. Muscari will receive a lump sum payment of $3.95 million. This represents a make-up payment relating to supplemental retirement benefits from his previous employer that Mr. Muscari will forfeit upon joining the Company. If Mr. Muscari’s employment ends prior to 2012, he will be entitled to a pro rata payment if termination is due to death, permanent disability, termination by the Company without Cause (as defined in the agreement), or termination by Mr. Muscari for Good Reason (as defined in the agreement). The lump sum payment is intended to comply with Section 409A of the Internal Revenue Code, and it may be modified in the future to comply with any amendments to Section 409A.

According to the terms of his severance agreement, if Mr. Muscari’s employment is terminated by the Company for any reason, other than for death, disability, retirement or for Cause (as defined in the agreement), or if Mr. Muscari terminates his employment for Good Reason (as defined in the agreement), Mr. Muscari is entitled to a severance payment equal to 2 years of salary and bonus. In addition, Mr. Muscari will receive the $3.95 million lump sum payment related to forfeited supplemental retirement benefits from his prior employer.

If, following a change in control, Mr. Muscari’s employment is terminated by the Company for any reason, other than for death, disability, retirement or for Cause (as defined in the agreement), or if Mr. Muscari terminates his employment for Good Reason (as defined in the agreement), Mr. Muscari is entitled to a severance payment of 2.99 times the Base Amount (as defined in the agreement).

Retirement Programs

Our retirement programs for senior executives provide an opportunity for each participating executive, through long service to Minerals Technologies Inc., to receive a pension or other forms of retirement benefits. Our named executive officers participate in the Company’s Retirement Plan and the Nonfunded Supplemental Retirement Plan which provide retirement benefits to broad groups of employees and executives. These are described more fully in the narrative following the Pension Benefits table below.

Although our retirement programs provide valuable benefits that help us attract and retain executive talent, we rely more heavily on other elements of our compensation program in the recruitment process and for retention.

Severance Policies

Severance protection is provided to our senior executives in employment agreements and severance agreements. This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. When recruited from another company, the executive generally will seek to be protected in the event he or she is terminated without cause or we take actions giving the executive good reason to terminate employment. We believe that the protection we provide—including the level of severance payments and post-termination benefits—is appropriate and within the range of competitive practice.

Severance protection following a change in control, while potentially costly, provides a number of important benefits to the Company. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to unfold, and a stable management team can help to preserve the Company’s operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that the Company’s business will continue without undue disruption. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our stockholders, even one that would vest control of the Company in a third party. The Compensation Committee believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice, and represents an appropriate cost relative to the benefits to the Company and its stockholders.

Deferred Compensation

The Company maintains the Nonfunded Deferred Compensation and Supplemental Savings Plan in order to allow employees who are prevented from contributing on a pre-tax or post-tax basis up to the percentage limits allowed under the qualified Savings and Investment Plan (the Company’s 401(k) plan) due to Internal Revenue Code limits. Contributions under the Nonfunded Deferred Compensation and Supplemental Savings Plan are limited to the percentage limits that the employee would otherwise have been able to contribute on a before-tax basis to the Savings and Investment Plan.

Tax Deductibility

Internal Revenue Code Section 162(m) limits the tax deductions that a public company can claim for compensation to some of its named executive officers. We generally seek to preserve such corporate tax deductibility for compensation to the extent practicable, although the Compensation Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility.

2007 Compensation Program for Named Executives

Our compensation program for senior executives for 2007 will be structured in a manner similar to the 2006 program. Principal changes will be an increase in bonus opportunities for executive officers from 60% to 70% of base salary and increased weighting on business unit performance for business unit heads.

Decision-Making Responsibility

Governance of our compensation program is the responsibility of the Compensation Committee, which consists solely of independent directors. The Compensation Committee works with management, in particular the Chief Executive Officer and the Vice President, Organization and Human Resources, in making decisions regarding our compensation program. The Compensation Committee also has retained Steven Hall & Partners, a nationally known compensation consulting firm, to assist in gathering and analyzing market data, advising the Compensation Committee on compensation standards and trends, and assisting in the implementation of policies and programs.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in these Proxy Materials.

Michael F. Pasquale, Chair
Duane R. Dunham
Steven J. Golub
William C. Stivers

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table summarizes the compensation of the named executive officers for the fiscal year ended December 31, 2006. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul R. Saueracker	2006	$675,000	$136,055	$541,178	$491,846	$316,878(7)	$1,569,400	$54,068	$3,784,425
Chairman, President and Chief Executive Officer
John A. Sorel	2006	$317,000	$51,116	$170,219	$162,072	$117,482(8)	$380,900	$26,076	$1,224,865
Senior Vice President, Finance, Chief Financial Officer
Kenneth L. Massimine	2006	$313,000	$58,688	$220,223	$201,865	$148,602(9)	$133,200	$26,975	$1,102,553
Senior Vice President, Managing Director, Paper PCC
Alain F. Bouruet-Aubertot	2006	$306,000	$60,244	$215,322	$201,805	$130,534(10)	$28,900	$27,236	$970,041
Senior Vice President, Managing Director, Minteq International
Kirk G. Forrest	2006	$270,000	$50,625	$161,282	$56,167	$104,401(11)	$14,600	$20,285	$677,360
Vice President, General Counsel and Secretary

(1)

Represents a discretionary bonus granted by the Compensation Committee during 2006. Although the threshold Operating Income ratio related to the personal performance component of the 2006 Annual Incentive Plan was not achieved, the Compensation Committee, in its discretion, approved the payouts in column (d), consisting of a pro rata portion of the threshold payments.

(2)

Represents the compensation costs of DRSUs for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the named executive officer. The Company calculates the “fair value” of stock awards under FAS 123R by multiplying the number of shares by the average of the high and low price of Minerals Technologies Inc.’s common stock on the New York Stock Exchange on the date of grant. See Note 2 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for the assumptions made in determining FAS 123R values.

(3)

Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the named executive officer. The Company calculates the “fair value” of option awards under FAS 123R using the Black-Scholes valuation model. See Note 2 to the Consolidated Financial Statements in our Annual Report for the fiscal year ended December 31, 2006 for the assumptions made in determining FAS 123R values.

(4)

Represents the sum of the 2006 Annual Incentive and Supplemental Incentive Awards. For more information regarding our 2006 Annual Incentive and Supplemental Incentive Awards, see the discussion under the heading “Total Direct Remuneration” in the Compensation Discussion and Analysis section. In addition, the Company granted Performance Units to the Named Executive Officers in 2004 (with the exception of Mr. Forrest, who joined the Company after the 2004 grant date) for the performance period 2004-2006, which vested on December 31, 2006. Since performance did not meet minimum threshold levels (75% of target), the value of these Performance Units was $0. No other Performance Units vested during 2006.

(5)	Amounts shown in column (h) are solely an estimate of the increase in actuarial present value during 2006 of the named executive officer’s normal retirement age (65) accumulated benefit under the Company’s Retirement Plan and the Nonfunded Supplemental Retirement Plan for 2006. The amount attributable to each plan is shown in the table below:

Name	Change in Pension Value
	Retirement Plan	Supplemental Retirement Plan	Total
P.R. Saueracker	$221,700	$1,347,700	$1,569,400
J.A. Sorel	163,300	217,600	380,900
K.L. Massimine	79,800	53,400	133,200
A.F. Bouruet-Aubertot	17,600	11,300	28,900
K.G. Forrest	11,600	3,000	14,600

The change in pension value for Mr. Saueracker, Mr. Sorel and Mr. Massimine is calculated under the career earnings formula which is described in more detail in the narrative following the Pension Benefits table below.

The following assumptions were made in calculating the present value of accumulated benefits for Mr. Saueracker, Mr. Sorel and Mr. Massimine:

Discount rate:	2006 year end:	5.75%
	2005 year end:	5.75%
Mortality table:	2006 year end:	“RP 2000 projected to 2007 no collar—male and female rates.”
	2005 year end:	“1983 Group Annuity Mortality table—male and female rates.”

The change in pension value for Mr. Bouruet-Aubertot and Mr. Forrest is calculated under the cash balance formula which is also described in more detail in the narrative following the Pension Benefits table. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age, assuming that the executive remained in employment but received no future pay credits. The projected annuity benefit is calculated by first projecting the cash balance account to retirement age, using 6.01% annual interest credit for 2006 and 5.33% for 2005. The projected cash balance is then converted to an annuity using 5.00% interest rate for 2006 and 4.46% for 2005 and mortality rates from the 1994 Blended Group Annuity Reserving Table at 2002 for both 2006 and 2005. The present value of accumulated benefits for Mr. Bouruet-Aubertot and Mr. Forrest is then calculated using the same discount rates and mortality tables as for Mr. Saueracker, Mr. Sorel and Mr. Massimine.

Column (h) also reports the amount of the above market earnings on compensation that is deferred outside of tax-qualified plans such as the Company’s Nonfunded Deferred Compensation and Supplemental Savings Plan. No amount is reported because none of the named executive officers had any above market earnings during 2006.

(6)

See All Other Compensation chart below for amounts, which include perquisites, life insurance premiums and Company matches on employee contributions to the Savings and Investment Plan, the Company’s 401(k) plan.

All Other Compensation—2006

Name	Financial Counseling	Life Insurance Premiums	401(k) Savings and Investment Plan Match	401(k) Supplemental Match	Fitness Expenses	Company Car	Total
P.R. Saueracker	$8,054	$432	$8,800	$30,024	—	$6,758	$54,068
J.A. Sorel	$8,481	$432	$8,800	$8,363	—	—	$26,076
K.L. Massimine	$8,451	$432	$8,800	$9,292	—	—	$26,975
A.F. Bouruet-Aubertot	$8,504	$432	$8,800	$9,500	—	—	$27,236
K.G. Forrest	$6,908	$432	$8,800	$3,400	$745	—	$20,285

(7)	Consists of $216,878 paid to Mr. Saueracker pursuant to the 2006 Annual Incentive Plan and $100,000 pursuant to the 2006 Supplemental Incentive Plan.

(8)	Consists of $81,482 paid to Mr. Sorel pursuant to the 2006 Annual Incentive Plan and $36,000 pursuant to the 2006 Supplemental Incentive Plan.

(9)	Consists of $107,102 paid to Mr. Massimine pursuant to the 2006 Annual Incentive Plan and $41,500 pursuant to the 2006 Supplemental Incentive Plan.

(10)	Consists of $92,534 paid to Mr. Bouruet-Aubertot pursuant to the 2006 Annual Incentive Plan and $38,000 pursuant to the 2006 Supplemental Incentive Plan.

(11)	Consists of $69,401 paid to Mr. Forrest pursuant to the 2006 Annual Incentive Plan and $35,000 pursuant to the 2006 Supplemental Incentive Plan.

Grants of Plan-Based Awards (1)

The following table provides information on Performance Units, DRSUs and stock options granted in 2006 to each of the Company’s named executive officers under the Company’s long term incentive plan. The estimated future payouts of non-equity incentive plan awards listed in the table below depend on performance criteria described in footnote 2 below. There can be no assurance that such payouts will ever by realized.

Name	Grant Date	Performance Units #	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Option Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Grant Date Closing Price	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)
P.R. Saueracker	2/22/06	8,100	$405,000	$810,000	$2,430,000
	2/22/06					15,000				$813.375
	2/22/06						23,100	$53.92	$54.23	$431,508
J.A. Sorel	2/22/06	2,200	$110,000	$220,000	$660,000
	2/22/06					4,100				$222,323
	2/22/06						6,300	$53.92	$54.23	$117,684
K.L. Massimine	2/22/06	3,100	$155,000	$310,000	$930,000
	2/22/06					5,800				$314,505
	2/22/06						8,900	$53.92	$54.23	$166,252
A.F. Bouruet-Aubertot	2/22/06	3,100	$155,000	$310,000	$930,000
	2/22/06					5,700				$309,083
	2/22/06						8,700	$53.92	$54.23	$162,516
K.G. Forrest	1/25/06					900				$51,750
	2/22/06	1,900	$95,000	$190,000	$570,000
	2/22/06					3,500				$189,788
	2/22/06						5,400	$53.92	$54.23	$100,872

(1)

The Company did not have any equity incentive plans during 2006, nor does it currently have such plans. Accordingly, the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted from this table.

(2)

The amounts shown in these columns represent the estimated future payouts of Performance Units granted to named executive officers in 2006 under Minerals Technologies Inc.’s long-term incentive program. Performance Units generally vest at the end of a three-year performance period. For the 2006-2008 performance period, the value of each performance unit is dependent on the Company’s Earnings Per Share Growth and Return on Capital Employed. If performance does not meet minimum threshold levels (75% of target), the unit will be worth $0. At threshold performance, a Performance Unit is worth $50; at target performance (100% of target), $100; at maximum performance (125% of target), $300. The Performance Unit value for the 2006-2008 performance period will be paid out (subject to meeting the above performance criteria) in early 2009.

(3)	DRSUs vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	Options vest in three equal annual installments beginning on the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant.

(5)

The exercise price of option awards, $54.23, is determined by the average of the high and low price of the Company’s common stock on the date of grant, February 22, 2006. The closing price of the Company’s common stock on February 22, 2006, the date of grant, was $53.92.

(6)

The grant date fair value of each DRSU is determined by the average of the high and low price of the Company’s common stock on the date of grant. Accordingly, the per share grant date fair value of each DRSU granted on February 22, 2006 is $54.23; and the per share grant date fair value of each DRSU granted on January 25, 2006, is $57.50. The grant date fair value of each option is $18.68 calculated in accordance with FAS 123R using the Black-Scholes valuation method.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares of Minerals Technologies Inc. common stock covered by exercisable and unexercisable options and unvested DRSUs held by the Company’s named executive officers as of December 31, 2006.

Name	Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
P.R. Saueracker	48,312	—	N/A	$39.53	1/28/2009			N/A	N/A
	50,000	—		$50.72	8/24/2010
	20,000	—		$34.83	3/16/2011
	1,649	—		$46.63	1/24/2012
	20,000	—		$49.12	7/1/2013
	16,400	8,200		$53.89	2/25/2014
	5,767	11,533		$61.94	2/23/2015
	—	23,100		$54.23	2/22/2016
						43,200(3)	$2,539,728
J.A. Sorel	27,577	—	N/A	$39.53	1/28/2009			N/A	N/A
	10,000	—		$34.83	3/16/2011
	684	—		$46.63	1/24/2012
	8,000	—		$49.12	7/1/2013
	5,867	2,933		$53.89	2/25/2014
	1,800	3,600		$61.94	2/23/2015
	—	6,300		$54.23	2/22/2016
						13,900(4)	$817,181
K.L. Massimine	5,447	—	N/A	$39.53	1/28/2009			N/A	N/A
	10,000	—		$34.83	3/16/2011
	581	—		$46.63	1/24/2012
	10,000	—		$49.12	7/1/2013
	6,867	3,433		$53.89	2/25/2014
	2,200	4,400		$61.94	2/23/2015
	—	8,900		$54.23	2/22/2016
						17,800(5)	$1,046,462
A.F. Bouruet-Aubertot	8,000	—	N/A	$39.30	1/23/2013			N/A	N/A
	10,000	—		$49.12	7/1/2013
	6,534	3,266		$53.89	2/25/2014
	2,167	4,333		$61.94	2/23/2015
	—	8,700		$54.23	2/22/2016
						17,400(6)	$1,022,946
K.G. Forrest	1,167	2,333	N/A	$61.94	2/23/2015			N/A	N/A
	—	5,400		$54.23	2/22/2016
						8,800(7)	$517,352

(1)	Option awards vest in three equal annual installments beginning on the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant.

(2)	The market value is calculated by multiplying the number of DRSUs by $58.79, the closing price of the Company’s common stock on December 31, 2006.

(3)

Consists of 7,900 DRSUs granted on July 1, 2003 and vesting on July 1, 2008; 8,600 DRSUs granted on February 25, 2004 and vesting on February 25, 2009; 11,700 DRSUs granted on February 23, 2005 and vesting on February 23, 2010; and 15,000 DRSUs granted on February 22, 2006 and vesting in three equal annual installments beginning on February 22, 2007.

(4)

Consists of 3,100 DRSUs granted on July 1, 2003 and vesting on July 1, 2008; 3,100 DRSUs granted on February 25, 2004 and vesting on February 25, 2009; 3,600 DRSUs granted on February 23, 2005 and vesting on February 23, 2010; and 4,100 DRSUs granted on February 22, 2006 and vesting in three equal annual installments beginning on February 22, 2007.

(5)

Consists of 3,900 DRSUs granted on July 1, 2003 and vesting on July 1, 2008; 3,600 DRSUs granted on February 25, 2004 and vesting on February 25, 2009; 4,500 DRSUs granted on February 23, 2005 and vesting on February 23, 2010; and 5,800 DRSUs granted on February 22, 2006 and vesting in three equal annual installments beginning on February 22, 2007.

(6)

Consists of 3,900 DRSUs granted on July 1, 2003 and vesting on July 1, 2008; 3,400 DRSUs granted on February 25, 2004 and vesting on February 25, 2009; 4,400 DRSUs granted on February 23, 2005 and vesting on February 23, 2010; and 5,700 DRSUs granted on February 22, 2006 and vesting in three equal annual installments beginning on February 22, 2007.

(7)

Consists of 2,000 DRSUs granted on January 26, 2005 and vesting on December 31, 2007; 2,400 DRSUs granted on February 23, 2005 and vesting on February 23, 2010; 900 DRSUs granted on January 25, 2006 and vesting in three equal annual installments beginning on January 25, 2007, and 3,500 DRSUs granted on February 22, 2006 and vesting in three equal annual installments beginning on February 22, 2007.

Option Exercises and Stock Vested

The table below discloses the number of shares acquired through option exercises and vesting of DRSUs and the value at the time of exercise and vesting by the named executive officers during 2006.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
P.R. Saueracker	21,087	$338,608(1)	—	—
J.A. Sorel	—	—	—	—
K.L. Massimine	—	—	255	$10,022(2)
A.F. Bouruet-Aubertot	—	—	—	—
K.G. Forrest	—	—	—	—

(1)	Includes realized gains (shares sold) and unrealized gains (shares held). Mr. Saueracker has not deferred any amount realized upon the exercise of stock options.

(2)

Represents the aggregate dollar value realized upon the vesting of the DRSUs calculated by multiplying the number of DRSUs by $39.30, the average of the high and low price of Minerals Technologies Inc.’s common stock on the date of grant.

Pension Benefits

The table below quantifies the benefits expected to be paid to the named executive officers from the Company’s two defined benefit pension plans—the Retirement Plan and the Nonfunded Supplemental Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
P.R. Saueracker	Retirement Plan	35.0	$1,012,300	—
	Nonfunded Supplemental Retirement Plan	35.0	$2,407,000
J.A. Sorel	Retirement Plan	33.3	$673,100	—
	Nonfunded Supplemental Retirement Plan	33.3	$423,200
K.L. Massimine	Retirement Plan	14.8	$283,300	—
	Nonfunded Supplemental Retirement Plan	14.8	$148,800
A.F. Bouruet-Aubertot	Retirement Plan	4.1	$39,800	—
	Nonfunded Supplemental Retirement Plan	4.1	$30,300
K.G. Forrest	Retirement Plan	2.1	$19,400	—
	Nonfunded Supplemental Retirement Plan	2.1	$6,000

(1)

The present value of accumulated benefit is calculated using the following assumptions: (a) a discount rate of 5.75% and (b) mortality rates from the “RP 2000 projected to 2006 no collar–male and female” table at 2006 year end.

The Retirement Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such Code limits.

For employees hired prior to January 1, 2002, accumulated benefits under the Retirement Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant’s career earnings or (ii) 1.75% of a participant’s career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this career earnings formula, a participant’s career earnings are based on the average earnings for the five highest consecutive calendar years prior to January 1, 2003, and on actual earnings for periods after December 31, 2002. The benefits for Messrs. Saueracker, Sorel and Massimine are based upon the career earnings formula.

The present value of accumulated benefit under the career earnings formula is based upon the benefit that is payable at the named executive officer’s normal retirement age (65), based upon years of service and pensionable earnings as of December 31, 2006, and payable as a life annuity with no death benefit.

For employees hired after January 1, 2002, accumulated benefits under the Retirement Plan and the Nonfunded Supplement Retirement Plan are based upon a cash balance formula which credits such employees with annual pay credits equal to 5% of the employee’s pensionable earnings for the year. An employee’s cash balance account will also receive interest credits each year, based on a market rate of interest declared at the end of each year. The benefits for Mr. Bouruet-Aubertot and Mr. Forrest are based upon the cash balance formula.

The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age (65), assuming that the named executive officer remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the December 31, 2006 cash balance account to normal retirement age using annual interest credits of 6.01%. This projected cash balance is then converted to an annuity benefit using a 5.00% interest rate and mortality rates from the 1994 Blended Group Annuity Reserving Table at 2002. The present value of accumulated benefit under the cash balance formula is based upon this annuity benefit, payable as a life annuity with no death benefit.

Non-Qualified Deferred Compensation

The following table shows contributions, earnings and account balances for the named executive officers in the Nonfunded Deferred Compensation and Supplemental Savings Plan. The Nonfunded Deferred Compensation and Supplemental Savings Plan is an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Internal Revenue Code imposes on benefits under the Company’s 401(k) Plan, the Savings and Investment Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
P.R. Saueracker	$52,542	$30,024	$234,591	—	$1,199,058
J.A. Sorel	$14,635	$8,363	$76,504	—	$359,105
K.L. Massimine	$16,261	$9,292	$33,100	—	$200,311
A.F. Bouruet-Aubertot	$16,625	$9,500	$10,494	—	$101,706
K.G. Forrest	$5,950	$3,400	$1,103	—	$17,083

(1)

Named executive officers may elect to defer payment up to the greater of 6% or that percentage of regular earnings that the named executive officer would have been otherwise able to contribute on a before-tax basis to the Company’s 401(k) Plan. At the named executive officer’s election, such deferral will be credited to the named executive officer’s account in the dollar amount of the deferred regular earnings, or as the number of units calculated by dividing the dollar amount of regular earnings deferred by the closing price of the Company’s common stock on the last business day of the month in which the payment of such regular earnings would have been made.

(2)

The amounts reported in this column represent matching contributions by the Company and were also reported as part of the named executive officers’ “Other Compensation” in the Summary Compensation table and specifically listed in Footnote 6 to such table. Under the Company’s 401(k) Plan, the Company contributes $1 for every $1 contributed by the named executive officer of the first 2% of regular earnings and $1 for every $2 of the next 4% of the named executive officer’s regular earnings. If Internal Revenue Code restrictions prevent the named executive officer from receiving matching contributions under the Company’s 401(k) Plan, the named executive officer’s account will be credited by the amounts that would have been otherwise contributed by the Company as matching contributions. Matching contributions are held in the general funds of the Company and are credited to the named executive officer’s account in the form of units only, calculated as described in note (1) above.

(3)

The amounts reported in this column represent the aggregate earnings during 2006 of each named executive officer’s account. Dollar amounts in the named executive officer’s account are credited with the interest at a rate equal to the Fixed Income Fund of the Company’s 401(k) Plan; units in a named executive officer’s account are marked to market monthly. Whenever a cash dividend is paid on the Company’s common stock, the number of units is increased as follows: the number of units in the named executive officer’s account are multiplied by the cash dividend and divided by the closing price of the Company’s common stock on the dividend record date. None of the named executive officers had any “above market earnings” reportable in column (h) of the Summary Compensation Table.

Potential Payments on Termination or Change in Control

The following table summarizes the estimated payments to be made to each named executive officer derived from their employment agreements, change in control agreements (“CIC agreements”), the terms of their grants and awards and the 2001 Stock Award and Incentive Plan (1) prior to a change in control and in connection with any termination of employment including voluntary termination, for cause termination, death, disability, retirement, termination without cause or resignation for good reason, and (2) upon a change in control without termination of employment and termination without cause or resignation for good reason.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the triggering event took place on the last business day of our most recently completed fiscal year, December 29, 2006, and that the price per share of our common stock is the closing market price as of that date, $58.79.

Our employment agreements and CIC agreements with our named executive officers are described following the table.

Name	Prior to a Change in Control			On or After a Change in Control
	Voluntary Termination or “For Cause” Termination	Death, Disability or Retirement	Termination without “Cause” or Resignation for “Good Reason”	No Termination of Employment	Termination without “Cause” or Resignation for “Good Reason”
P.R. Saueracker
Severance Payment(1)	$0	$0	$2,362,500	$0	$3,299,752	(2)
Benefits	0	0	0	0	15,394	(3)
DRSU Vesting(4)	0	0	0	2,539,728	2,539,728
Stock Option Vesting(5)	0	0	0	145,632	145,632
Performance Unit Vesting(6)	0	0	0	1,530,000	1,530,000
J.A. Sorel
Severance Payment(1)	$0	$0	$760,800	$0	$1,625,293	(2)
Benefits	0	0	0	0	15,394	(3)
DRSU Vesting(4)	0	0	0	817,181	817,181
Stock Option Vesting(5)	0	0	0	43,131	43,131
Performance Unit Vesting(6)	0	0	0	440,000	440,000
K.L. Massimine
Severance Payment(1)	$0	$0	$751,200	$0	$1,247,130	(2)
Benefits	0	0	0	0	15,394	(3)
DRSU Vesting(4)	0	0	0	1,046,462	1,046,462
Stock Option Vesting(5)	0	0	0	57,452	57,452
Performance Unit Vesting(6)	0	0	0	590,000	590,000
A.F. Bouruet-Aubertot
Severance Payment(1)	$0	$0	$734,400	$0	$940,487	(2)
Benefits	0	0	0	0	15,394	(3)
DRSU Vesting(4)	0	0	0	1,022,946	1,022,946
Stock Option Vesting(5)	0	0	0	55,719	55,719
Performance Unit Vesting(6)	0	0	0	580,000	580,000
K.G. Forrest
Severance Payment(1)	$0	$0	$648,000	$0	$1,047,860	(2)
Benefits	0	0	0	0	15,394	(3)
DRSU Vesting(4)	0	0	0	478,159	478,159
Stock Option Vesting(5)	0	0	0	24,651	24,651
Performance Unit Vesting(6)	0	0	0	340,000	340,000

(1)

Represents cash payments made upon termination of employment. Amounts shown for termination without “Cause” or resignation for “Good Reason” prior to a change in control equal 2 times the sum of base salary and target bonus for Mr. Saueracker and 1.5 times the sum of base salary and target bonus for the other named executive officers. Amounts shown for termination without “Cause” or resignation for “Good Reason” on or after a change in control equal 2.99 times the five-year average annual compensation.

(2)

Severance payment may be reduced if the full payment would result in a portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code. In such event, the amount of the severance payment will be reduced by the minimum amount necessary such that no portion of the severance payment is subject to the excise tax.

(3)	This amount represents the present value of 24 months of life, disability, accident and health insurance coverage.

(4)

This amount represents the aggregate value of deferred restricted stock units which would become vested as a direct result of the termination event or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. Represents the value of deferred restricted stock units, based on a closing stock price of $58.79 on December 29, 2006.

(5)

This amount represents the aggregate in-the-money value of stock options which would become vested as a direct result of the termination event or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not attribute any additional value to stock options based on their remaining term and does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. Represents the intrinsic value of stock options, based on a closing stock price of $58.79 on December 29, 2006.

(6)

For termination due to death, disability or retirement, if a participant has been employed for two of the three years of the performance period, participant is eligible to receive a pro rata payout at the end of the performance period based on actual performance. Participants who have been employed for less than two of the three years of the performance period forfeit outstanding units related to that performance cycle. Upon change in control, assumes all unvested performance units paid out at target ($100 per unit).

Employment Agreements

Minerals Technologies Inc. entered into employment agreements with each of our named executive officers for the indicated terms and for not less than the annual base salaries indicated: in January 2002 with Mr. Sorel, 18 months, $265,000; in January 2002 with Mr. Massimine, 18 months, $240,000; in November 2002 with Mr. Bouruet-Aubertot, 18 months, $250,000; in November 2004 with Mr. Forrest, 18 months, $270,000; and in November 2006, with Mr. Muscari, five years, $850,000. The term of each of these agreements, except for Mr. Muscari’s agreement, is extended on the first day of each month for an additional month, unless either the employee or the employer gives the other written notice that the agreement should not be further extended. Each of the named executive officers may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees.

Under the agreements, each named executive officer has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for “cause.” “Cause” is defined in the agreements as (i) the failure to perform material obligations, following notice and a reasonable period of time to cure such failure and (ii) acts of felony, fraud or theft. Similarly, the named executive officer may resign for “good reason.” “Good reason” is defined in the agreements as (i) the assignment of duties substantially inconsistent with the executive’s status or a substantial adverse alteration in the nature or status of the executive’s responsibilities, (ii) a reduction of the executive’s benefits or base salary, (iii) the merger or consolidation of the Company into or with any other entity or the sale of substantially all of the assets of the Company, unless the surviving such merger or the purchaser of substantially all of the assets assumes the Company’s obligations under the employment agreement and (iv) separation of the executive’s office location from the Company’s principal corporate office or relocation outside the contiguous United States.

Pursuant to the employment agreements, our named executive officers are entitled to severance payments upon termination of employment by the Company “Without Cause.” or by the named executive officer for “Good Reason.” Severance payments are equal to a multiple of the sum of base salary and target annual bonus. The multiples are 2 times for Mr. Saueracker and 1.5 times for the other named executive officers.

Change in Control Agreements

Minerals Technologies Inc. has entered into CIC agreements with certain of its executive officers, including each of the named executive officers. The CIC agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. These agreements are intended to provide for continuity of management in the event of a change in control of Minerals Technologies Inc.

Under the CIC agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a “change in control” in accordance with the Securities Exchange Act of 1934; (ii) any person acquires 15% of our voting securities; (iii) a majority of our directors are replaced during a two-year period; or (iv) our stockholders approve a merger, liquidation or sale of assets.

If, following a change in control, the executive is terminated by Minerals Technologies Inc. for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive’s base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. If it is determined that the severance payment plus all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code would result in a portion of the severance payment being subject to the excise tax under Section 4999 of the Internal Revenue Code, then the amount of the severance payment shall be reduced by the minimum amount necessary such that no portion of the payment will be subject to the excise tax.

For a period of up to two years following a termination that entitles an executive to severance payments, Minerals Technologies Inc. will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverage would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.

The CIC agreements also provide that upon the occurrence of certain stated events that constitute a “potential change in control” of Minerals Technologies Inc., the executive agrees not to voluntarily terminate his employment with Minerals Technologies Inc. for a six-month period.

2001 Stock Award and Incentive Plan

The 2001 Stock Award and Incentive Plan provides for accelerated vesting of stock options and DRSUs upon a change in control of the Company and gives the Compensation Committee discretion to accelerate the vesting of performance units.

Grantor Trust

In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Internal Revenue Code imposes on benefits under our Savings and Investment Plan), Minerals Technologies Inc. has entered into an agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans; upon the occurrence of certain events defined as constituting a change in control and in certain other circumstances.

Director Compensation

The table below summarizes the annual compensation for the Company’s non-employee directors during 2006. Each compensation element is discussed in the text following the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Paula H.J.Cholmondeley	$53,000	$43,380	N/A	N/A	N/A	$344	$96,724
John B. Curcio (4)	$26,500	$34,380	N/A	N/A	N/A	$1,472	$62,352
Duane R. Dunham	$53,000	$40,380	N/A	N/A	N/A	$646	$94,026
Steven J. Golub (5)	$46,000	$34,380	N/A	N/A	N/A	$2,713	$83,093
Kristina M. Johnson	$48,000	$43,380	N/A	N/A	N/A	$997	$92,377
Joseph C. Muscari	$50,000	$37,380	N/A	N/A	N/A	$320	$87,700
Michael F. Pasquale	$53,000	$43,380	N/A	N/A	N/A	$1,401	$97,781
John T. Reid (5)	$56,000	$46,380	N/A	N/A	N/A	$1,292	$103,672
William C. Stivers (6)	$50,000	$43,380	N/A	N/A	N/A	$1,914	$95,294
Jean-Paul Vallès (7)	$46,000	$34,380	N/A	N/A	N/A	$1,432	$81,812

(1)

Amounts shown represent the value of phantom stock units awarded to each director pursuant to the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors calculated by multiplying the number of units by the closing price of our common stock on the date of grant.

The following table lists the total number of phantom stock units held by each director as of December 31, 2006. The units are payable in cash upon the director’s termination of service on the Board. (See “Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors” below.)

P. Cholmondeley	1,954.56
J. Curcio	7,515.32
D. Dunham	3,444.56
S. Golub	14,077.59
K. Johnson	5,224.79
J. Muscari	1,794.63
M. Pasquale	7,253.16
J. Reid	7,119.07
W. Stivers	3,158.99
J. Vallès	7,664.89

(2)

The Company does not currently compensate its directors with stock options. The following table lists the total number of stock options held by each director as of December 31, 2006 granted by the Company under previously existing plans:

S. Golub	296
K. Johnson	159
M. Pasquale	319
J. Vallès	203,097

None of our other directors hold any stock options.

(3)	Amounts shown represent the value of dividends earned, in the amount of $0.05 per unit awarded quarterly and calculated by multiplying the number of units held by the director on the record date.

(4)

Mr. Curcio retired from the Board on May 29, 2006. On January 5, 2007, Mr. Curcio was paid $449,116 for distribution of his deferred compensation upon retirement under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors.

(5)

During 2006, Messrs. Golub and Reid elected to defer their fees in units which have the economic value of one share of Minerals Technologies Inc. stock as permitted under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors.

(6)

During 2006, Mr. Stivers elected to defer his fees in cash as permitted under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. The amount reflected in the “All Other Compensation” column for Mr. Stivers includes interest on the deferred portion of $1,330.

(7)

Dr. Vallès retired from the Board on October 31, 2006. On January 5, 2007, Dr. Vallès was paid $458,054 for distribution of his deferred compensation upon retirement under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors.

Fees. Each of the non-employee directors receives an annual retainer fee of $25,000 for serving as a director. Non-employee directors also receive a fee of $2,000 for each meeting of the Board they attend and $1,000 for each committee meeting they attend, except that a director who acts as the chair of a committee receives $1,500 for each committee meeting he or she chairs. Directors also receive compensation under the plans described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of Minerals Technologies Inc. have the right to defer their fees. At each director’s election, his or her deferred fees will be credited to his or her account either as dollars or as units which have the economic value of one share of Minerals Technologies Inc. stock. Dollar balances in a director’s account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Minerals Technologies Inc. Savings and Investment Plan, the Company’s 401(k) Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock on the date such fees accrue.

Each non-employee director is credited with 500 units upon first joining the Board and with an additional 500 units each year as of the date of the Annual Meeting of Stockholders. In addition, non- employee directors serving on the Compensation and Corporate Governance and Nominating committees receive units totaling $6,000 in value each year, while the Chair of these committees receives units totaling $9,000 in value each year. Non-employee directors serving on the Audit Committee receive units totaling $9,000 in value each year, while the Chair of the Audit Committee receives units totaling $15,000 in value each year.

The units in a director’s account are increased by the value of any dividends on our common stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director’s account on the related dividend record date and dividing the result by the closing market price of the common stock on the day prior to the dividend payment date. In the case of stock dividends, the units would be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director’s account on the related dividend record date.

At the time of the director’s termination of service on the Board, the amount held in his or her account is payable in cash only. Based on the director’s prior choice to accumulate dollars or units as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of our common stock on the first business day of the month in which payment is to be made. Payments are made in a lump sum or in installments, at the election of the director.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Joseph C. Muscari and William C. Stivers, who are currently directors of Minerals Technologies Inc., to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2010.

The Board expects that the nominees will be available for election. If one or more nominees should become unavailable, your proxy would be voted for a nominee or nominees who would be designated by the Board, unless the Board reduces the number of directors.

The Board of Directors unanimously recommends a vote FOR election of each of Joseph C. Muscari and William C. Stivers.

Name and Age as of the May 23, 2007 Meeting Date	Position, Principal Occupation, Business Experience and Directorships
NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2010
Joseph C. Muscari 60

Chairman and Chief Executive Officer of Minerals Technologies Inc. since March 1, 2007. Executive Vice President and Chief Financial Officer from January 1, 2006 to December 31, 2006 and Executive Vice President from January 1, 2007 to February 28, 2007 of Alcoa Inc., a producer of aluminum and aluminum products and components and other consumer products. Executive Vice President, Alcoa Inc., and Group President—Rigid Packaging, Foil & Asia from 2004 to 2005; Executive Vice President and Group President, Asia & Latin America from 2001 to 2004; and Vice President Environment, Health, Safety, Audit and Compliance from 1997 to 2001 of Alcoa Inc. Director of Aluminum Corporation of China Limited since June 2002. Director of Minerals Technologies Inc. since January 2005.

William C. Stivers 68

Retired Executive Vice President of Weyerhaeuser Company, serving as Chief Financial Officer from 1990 to 2003, Treasurer from 1972 to 1990 and a director and/or officer of various Weyerhaeuser subsidiaries and affiliates. Former member of the Board of the Factory Mutual Insurance Company, Chairman of its Finance Committee, and a member of its Audit Committee. Assistant Vice President and Vice President of First Interstate Bank of California (formerly United California Bank) from 1962 to 1970. Member of the Financial Executives Institute. Director of Domtar Corporation and member of its Audit Committee and its Environmental, Health and Safety Committee since March 2007. Director of Minerals Technologies Inc. since 2003. Chair of the Audit Committee and member of the Compensation Committee of Minerals Technologies Inc.

Name and Age as of the May 23, 2007 Meeting Date	Position, Principal Occupation, Business Experience and Directorships
DIRECTORS WHOSE TERMS EXPIRE IN 2008
Paula H. J. Cholmondeley 60

Business consultant since January 2004. Vice President and General Manager, Specialty Products from 2000 to 2004 of Sappi Fine Paper, North America, a producer of coated fine paper. Member of the Board of Directors of Dentsply International Inc. since August 2001, of Terex Corporation since June 2004, of Ultralife Batteries Inc. since June 2004 and of Albany International Corp. since February 2005, and also a member of their respective audit committees. Independent trustee of Gartmore Mutual Funds since June 2000 and member of its audit committee. Director of Minerals Technologies Inc. since January 2005. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.

Duane R. Dunham 65

Retired President and Chief Operating Officer of Bethlehem Steel Corporation since January 2002. Chairman and Chief Executive Officer of Bethlehem Steel from April 2000 to September 2001. President and Chief Operating Officer from 1999 to April 2000 and President of the Sparrows Point division from 1993 to 1999. Director of Bethlehem Steel Corporation from 1999 to 2001. Director of Minerals Technologies Inc. since 2002. Member of the Compensation Committee and the Corporate Governance and Nominating Committee of Minerals Technologies Inc.

Steven J. Golub 61

Vice Chairman and Chairman of the Financial Advisory Group since 2005 and Managing Director since 1986 in the investment banking firm of Lazard LLC. Director of Minerals Technologies Inc. since 1993. Member of the Compensation Committee of Minerals Technologies Inc.

Name and Age as of the May 23, 2007 Meeting Date	Position, Principal Occupation, Business Experience and Directorships
DIRECTORS WHOSE TERMS EXPIRE IN 2009
Kristina M. Johnson 50

Dean of the Edmund T. Pratt, Jr. School of Engineering at Duke University since 1999. Professor of Electrical and Computer Engineering at the University of Colorado from 1985 to 1999. Member of the Board from 1995 to 2002, and co-founder, of ColorLink Inc., a manufacturer of optical components for color projection television. Co-founder of KAJ, LLC, a patent and intellectual property licensing company. Member of the Board of Directors of Boston Scientific Corporation since May 2006 and of AES Corporation since April 2004. Member of the Board of Directors of Nortel Networks Corporation since November 2006. Director of Minerals Technologies Inc. since 2000. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.

Michael F. Pasquale 60

Business consultant since January 2001. Executive Vice President and Chief Operating Officer of Hershey Foods Corporation from February 2000 to December 2000. Prior to holding this position, Mr. Pasquale was Senior Vice President, Confectionery and Grocery of Hershey from 1999 to February 2000, President of Hershey Chocolate North America from 1995 to 1998, President of Hershey Chocolate USA from 1994 to 1995, and Senior Vice President and Chief Financial Officer of Hershey Foods Corporation from 1988 to 1994. Director of Minerals Technologies Inc. since 1992. Chair of the Compensation Committee and member of the Audit Committee of Minerals Technologies Inc.

John T. Reid 67

Adjunct Professor, Stern Business School, New York University 2001-2005. CEO of CityQuicker, a website providing information for expatriate executives and their families, from 2000 to 2001. Chief Technological Officer of Colgate-Palmolive Company, a global manufacturer of consumer products, from 1997 to 2000. Member of the Board of Directors, and of the Executive Committee and Audit Committee, of Center for Global Development since 2001. Member of the Board of Directors, and Treasurer of Citizens’ Committee for Children since 2002. Director of Readers’ Digest Association since 2005. Member of the Audit Committee of Readers’ Digest Association. Director of Minerals Technologies Inc. since February 2003. Chair of the Corporate Governance and Nominating Committee and member of the Audit Committee of Minerals Technologies Inc.

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board has appointed KPMG to serve as our independent registered public accounting firm for the current fiscal year, subject to the approval of the stockholders. KPMG and its predecessors have audited the financial records of the businesses that comprise Minerals Technologies Inc. for many years. We consider the firm well qualified.

We expect that representatives of KPMG will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is attached as Appendix 1 to this Proxy Statement.

As part of fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements of the Company, including the audit of management’s assessment of, and the effective operation of, internal control over financial reporting, for the fiscal year ended December 31, 2006. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence.

Principal Accounting Fees And Services

The Company incurred the following fees for services performed by KPMG in fiscal years 2006 and 2005:

	2006	2005
Audit Fees	$2,515,000	$2,573,000
Audit Related Fees	306,000	67,000
Tax Fees	39,000	95,000
All Other Fees	—	—

Total Fees	$2,860,000	$2,735,000

Audit Fees. Audit fees are fees the Company paid to KPMG for professional services for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, including fees associated with the audit of management’s assessment of, and the effective operation of, internal control over financial reporting, and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Audit related fees are billed by KPMG for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements, including due diligence and benefit plan audits.

Tax Fees. Tax fees are fees billed by KPMG for tax compliance, tax advice and tax planning.

All Other Fees. All other fees are fees billed by KPMG to the Company for any services not included in the first three categories.

Pre-Approval Policy. During fiscal year 2006, the Audit Committee established a policy to require that it approve all services provided by its independent registered public accounting firm before the independent registered public accounting firm provides those services. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, audit- related services, tax services and all other fees within defined limits. The percentage of fees paid to KPMG for services that were approved by the Audit Committee in accordance with its pre-approval policy is 100% with respect to fiscal year 2006.

The Audit Committee considered all these services in connection with KPMG’s audits of the Company’s financial statements, management’s assessment of internal control over financial reporting, and the effective operation of internal control over financial reporting for the fiscal years ended December 31, 2006 and 2005, and concluded that they were compatible with maintaining KPMG’s independence from the Company in the applicable periods.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

William C. Stivers, Chair Paula H. J. Cholmondeley Kristina M. Johnson Michael F. Pasquale John T. Reid
By Order of the Board of Directors,

Kirk G. Forrest
Vice President, General Counsel and Secretary

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APPENDIX 1

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MINERALS TECHNOLOGIES INC.

I. PURPOSE

The primary purposes of the Audit Committee (the “Committee”) are to:

1.

Assist the Board of Directors (the “Board”) in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function and independent auditor;

2.

Appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Committee; and

3.	Prepare the report of the Committee that the rules of the Securities and Exchange Commission (the “Commission”) require be included in the Company’s annual proxy statement.

To fulfill these purposes, the Committee shall have the powers and responsibilities enumerated in Sections IV and V, below, and shall be provided by the Company with appropriate funding for (i) compensation of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation of any advisers employed by the Committee under items 22 and 32 of Article V, below; and (iii) ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

II. MEMBERSHIP

The Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of determining whether or not a director is independent, the Board shall, at a minimum, apply the standards set forth in Section 303A of the Listed Company Manual of the New York Stock Exchange (the “NYSE Manual”) and Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”). All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be financially literate, as such qualification is interpreted by the Board, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs. No member of the Committee may serve on the audit committees of more than three public companies, including the Committee unless the Board determines that such simultaneous service does not impair such member’s ability to serve effectively on the Committee.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and at such other times as vacancies may occur, and shall serve until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee, or at least the Chair, should meet with the independent auditor and management quarterly to review the Company’s Form 10-Q and the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, prior to their filing or prior to the release of earnings reports.

IV. GENERAL POWERS

The general powers of the Audit Committee shall be to:

1.	Oversee management’s maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

2.	Oversee management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning within the Company; and

3.	Oversee management’s establishment and maintenance of processes to assure compliance by the Company with all applicable laws, regulations, and Company policies.

V. SPECIFIC DUTIES AND RESPONSIBILITIES

The specific duties and responsibilities of the Audit Committee shall be to:

1.

Hold such regular meetings as may be necessary and such special meetings as may be called by its Chair or at the request of the public accounting firm serving as the Company’s independent auditor or of the Company’s Chief Financial Officer or Controller;

2.	Create an agenda for the ensuing year;

3.

Review the performance of the Company’s independent auditor and retain them, subject to shareholder ratification, if applicable; request from the independent auditor annually, a formal written statement delineating all relationships between the independent auditor and the Company, consistent with the provisions of the Act and the NYSE Manual; discuss with the independent auditor any such disclosed relationships and their impact on the independent auditor’s independence; take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence; and terminate the independent auditor when and if such action shall, in the opinion of the Committee, be appropriate;

4.	Review and evaluate the lead partners of the independent auditor team and ensure the rotation of audit partners as required by law;

5.

Confer with the independent auditor and the internal auditing department concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the independent auditor’s annual engagement letter; review and approve the Company’s internal audit charter, annual audit plans and budgets; direct the attention of the auditor to specific matters or areas deemed by the Committee or the auditor to be of special significance; and authorize the auditor to perform such supplemental reviews or audits as the Committee may deem desirable;

6.

Review with management, the independent auditor, and the internal auditing department, jointly or separately as the Committee deems appropriate, significant risks and exposures, audit activities, and significant audit findings, and regularly review with the independent auditor any audit problems or difficulties and management’s response thereto;

7.

Review the range and cost of audit and non-audit services proposed to be performed by the independent auditor and approve in advance any such services. The authority to pre-approve such services may be delegated to one or more Committee members, who shall report any pre-approved decision to the full Committee at its next regularly scheduled meeting;

8.	Report the pre-approval of any permitted non-audit services to management for disclosure in the Company’s periodic reports;

9.

Make itself available during the course of the audit or at other times, either as a group or individually, to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company or its subsidiaries;

10.

Review with the independent auditor any comments on accounting procedures and systems of control and all audit findings at all Company locations subsequent to the completion of the audit; and review with the independent auditor any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries;

11.

Review with management and the independent auditor the Company’s annual audited financial statements (and the independent auditor’s opinion with respect to such financial statements), and its quarterly financial statements, including the nature and extent of any significant changes in accounting principles or the application thereof and the matters required to be discussed by SAS No. 61;

12.

Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal control and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, take such action with respect thereto as it shall deem appropriate;

13.

Review the results of audits conducted by the independent auditor and the internal auditors regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, ensure that programs are in place to implement all accepted recommendations made by the independent auditor and the internal auditor, and review the correction of any controls deemed to be deficient;

14.	Provide an independent, direct line of communication between the Board, the independent auditor, and the internal auditing department;

15.	Review the adequacy of internal controls and procedures related to executive travel and entertainment;

16.

Review with appropriate Company personnel the actions taken to ensure compliance with the Company’s Summary of Policies on Business Conduct and the results of confirmations and violations of those policies;

17.

Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, including, but not limited to, the Federal Corrupt Practices Act, and monitor the results of these compliance efforts;

18.	Review the Company’s procedures to monitor its compliance with applicable loan and indenture covenants and restrictions;

19.

Report to the entire Board following the Committee’s meetings and activities and inform the Board of any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, with respect to its compliance with legal or regulatory requirements, or with respect to the performance of its independent or internal auditors;

20.	Maintain minutes or other records of its meetings and activities;

21.	Review the powers of the Committee annually and report and make recommendations to the Board on these responsibilities;

22.

Conduct or authorize investigations into any matters within its scope of responsibilities and utilizing the assistance of independent counsel, accountants, or other professionals as it may, in its sole discretion, determine to be advisable;

23.

Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as it may, in its sole discretion, determine to be advisable;

24.

Obtain and review, at least annually, a report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company that would be relevant to a determination of the auditor’s independence;

25.

Discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditor;

26.

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

27.	Discuss earnings press releases, including use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

28.	Discuss policies with respect to risk assessment and risk management separately and with management;

29.	Meet separately, periodically, with each of management, the internal auditors, and the independent auditor;

30.	Establish clear hiring policies for employees or former employees of the independent auditor;

31.

Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

32.	As appropriate, obtain advice and assistance from outside legal, accounting, or other advisers;

33.	At least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval, and

34.	Conduct an annual review of the Committee’s own performance.

This Proxy Statement is printed on paper containing precipitated calcium carbonate (“PCC”)
produced by Minerals Technologies Inc.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the Trustee how to vote the shares allocated to your account under the Plan. If you do not direct the Trustee, the Trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the Plan, your vote remains confidential.

Your vote must be received prior to the Annual Meeting of Stockholders on May 23, 2007.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

€  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  €

Proxy — Minerals Technologies Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints K.G. Forrest and J.A. Sorel, or either of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 23, 2007 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with, and as more fully described in, the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Local Time, on May 23, 2007.

Vote by Internet

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1 -800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	__________

€ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. €

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: 01- Joseph C. Muscari	For ☐	Withhold ☐	02 - William C. Stivers	For ☐	Withhold ☐	+

	For	Against	Abstain
2. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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	2 1 B V M T X 1	+